Exhibit 10.57

                             MODIFICATION AGREEMENT



EFFECTIVE DATE:   February 23, 2002

PARTIES:     "Borrower": CMC Heartland Partners III, LLC, a Delaware
                         limited liability company

             "Bank": Bank One, Illinois, NA, a national banking association, with its main office in Chicago, Illinois

RECITALS:

      A. Bank has extended to Borrower credit (the "Loan") in the principal amount of $3,000,000.00, pursuant to the Construction Loan Agreement dated October 20, 1999 (the "Loan Agreement"), and evidenced by the Land Loan Mortgage Note dated February 23, 2001 (the "Note"). The unpaid principal of the Loan as of the Effective Date is $1,500,000.00.

      B. The Loan is secured by, among other things, the Mortgage dated October 20, 1999 (the "Mortgage"), made by Borrower in favor of the Bank, recorded on October 21, 1999, as Document Number 99992384, with the Recorder's Office of Cook County, Illinois, the Assignment of Rents and Leases dated October 20, 1999 (the "Assignment"), made by Borrower in favor of the Bank, recorded on October 21, 1999, as Document Number 99992618, with the Recorder's Office of Cook County, Illinois, and the Security Agreement dated October 20, 1999 (the "Security Agreement"), made by Borrower in favor of the Bank (the agreements, documents, and instruments securing the Loan and the Note are referred to collectively herein as the "Security Documents").

      C. Bank and Borrower have executed and delivered previously the following agreements (the "Modifications") modifying the terms of the Loan, the Note, the Loan Agreement, and/or the Security Documents: First Amendment of Construction Loan Agreement, Notes and Other Loan Documents dated January, 2000; Second Amendment of Construction Loan Agreement, Mortgage, Notes and Other Loan Documents dated February 23, 2001, recorded on February 28, 2001, as Document Number 0010161157, with the Recorder's Office of Cook County, Illinois. The Note, the Loan Agreement, the Security Documents, any environmental indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified by the Modifications, are referred to collectively herein as the "Loan Documents." Hereinafter, the terms "Note," "Loan Agreement," "Mortgage," "Assignment," "Security Agreement," and "Security Documents" shall mean such documents as modified by the Modifications.

      D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided in this Modification Agreement (this "Agreement"). Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions set forth herein.

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AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Borrower and Bank agree as follows:

1.  ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.  MODIFICATION OF LOAN DOCUMENTS.

      2.1   The Loan Documents are modified as follows:

                   2.1.1 The Note and the Loan Agreement are hereby modified to provide that interest on the Loan and the Note shall be due and payable commencing on April 1, 2002, and continuing on the same day of each successive month thereafter until the maturity date.

                   2.1.2 The Note and the Loan Agreement are hereby modified to provide that a principal payment shall be due and payable on April 1, 2002, in the sum of $500,000.00.

                   2.1.3 The Note and the Loan Agreement are hereby modified to provide that the maturity date of the Loan and the Note is changed from February 23, 2002, to June 23, 2002. On the maturity date Borrower shall pay to Bank the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Loan Documents as modified herein.

      2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein, or by any guarantor in any related Consent and Agreement of Guarantor, is materially incomplete, incorrect, or misleading as of the date hereof.

      2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.  RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

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4.  BORROWER REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Bank that:

      4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under any of the Loan Documents as modified herein has occurred and is continuing.

      4.2 There has been no material adverse change in the financial condition or results from operations of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank, and there has been no casualty, loss or material deterioration in the condition or value of any collateral security for the Loan.

      4.3 Each of the representations and warranties in the Loan Documents is true and accurate as if made on the date hereof.

      4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

      4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

      4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.  BORROWER COVENANTS.
Borrower covenants and agrees with Bank that:

      5.1 Borrower shall execute, deliver, and provide to Bank, and shall cause to be executed, delivered and provided to Bank, such additional agreements, documents, instruments and resolutions as are reasonably required at any time by Bank.

      5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to or contemporaneously with the date of this Agreement.

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      5.3   Contemporaneously with the execution and delivery of this Agreement,
Borrower shall pay or cause to be paid to Bank:
            5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the Effective Date hereof.

            5.3.2 All the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, closing, title, filing, and recording costs, expenses, and fees).

      5.4 Contemporaneously with the execution and delivery of this Agreement, Borrower shall furnish to Bank or cause to be furnished to Bank, in form and substance satisfactory to Bank, the following:

      a. A Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, of even date herewith, executed by Borrower for the benefit of Bank;

      b. If required by Bank, such organizational documents, resolutions and other evidence of authority of the Borrower and of the guarantor to execute and deliver this Agreement, the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, and the Consent and Agreement of Guarantor; and

      c. Such other documents as the Bank may reasonably request.

6.  EXECUTION AND DELIVERY OF AGREEMENT BY BANK.
Bank shall not be bound by this Agreement until (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) each guarantor, if any, of the Loan has executed and delivered to Bank a Consent and Agreement of Guarantor, and (iv) if required by Bank, Borrower, and any guarantors have executed and delivered to Bank an environmental indemnity agreement.

7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

8.  BINDING EFFECT.
The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.

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9.  CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflicts of law principles.

10.  COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

Executed on _______________________, 2002, but with effect the Effective Date.


                            Bank One, Illinois, NA, a national banking
                            Association

                            By:   ____________________________________________
                            Name: ____________________________________________
                            Title:____________________________________________



                            CMC Heartland Partners III, LLC, a Delaware limited liability company

                              By: CMC Heartland Partners, a Delaware general
                                  partnership, the Sole Member of Borrower

                                By: HTI Interests, LLC, a Delaware limited
                                    liability company, the Managing Partner

                                    By:   ____________________________________
                                    Name: ____________________________________
                                    Title:____________________________________





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